United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2009
(October 15, 2009)

IVEDA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53285	98-0611159
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1201 South Alma School Road, Suite 4450, Mesa, Arizona 85210
 (Address of principal executive offices) (Zip Code)

(480) 307-8700
(Registrant's telephone number)

Charmed Homes Inc.
(Former Name)

60 Mt. Kidd Point SE, Calgary, Alberta, Canada T2Z 3C5
 (Former Address)

Item 1.01.	Entry Into a Material Definitive Agreement

On October 15, 2009, Iveda Corporation, a Nevada corporation fka Charmed Homes Inc. (the "Company" or "Iveda" or the "Registrant"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with IntelaSight, Inc., a Washington corporation ("IntelaSight"), Ian Quinn and Kevin Liggins. Pursuant to the Stock Purchase Agreement, Mr. Quinn and Mr. Liggins, the majority shareholders of the Company, sold the 2.5 million post-reverse split shares of common stock they owned to IntelaSight in exchange for cash consideration of $200,000. $50,000 was paid at or prior to the closing, and the remaining $150,000 will be paid in equal $50,000 installments due three, six and nine months post-closing. These funds were and will be obtained through a combination of revenues and capital raised from IntelaSight investors. Pending full payment, the shares sold by Mr. Quinn and Mr. Liggins are being held in escrow by the Company's transfer agent, and if payment is not made, a portion of the shares would be returned to Mr. Quinn and Mr. Liggins. IntelaSight intends to cancel the shares once they are released from the escrow.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 15, 2009, the merger (the "Merger") contemplated by the Merger Agreement dated as of January 8, 2009 by and among the Company, IntelaSight, Charmed Homes Subsidiary, Inc., a Nevada corporation (the "Merger Sub"), and certain shareholders (the "Merger Agreement"), was completed as of the filing of Articles of Merger with the Secretaries of State of the States of Nevada and Washington, merging the Merger Sub into IntelaSight.

As a result of the Merger and pursuant to the Merger Agreement, IntelaSight has become a wholly-owned subsidiary of the Company, and the Registrant is issuing shares of its common stock to holders of common stock of IntelaSight at a rate of one share of the Registrant's common stock for each share of IntelaSight common stock. Options and warrants to purchase common stock of IntelaSight will also be converted at the same rate into options and warrants to purchase common stock of the Registrant. Immediately prior to the Merger and following its recent 2:1 reverse stock split (which was completed effective October 12, 2009), the Registrant had approximately 845,000 shares of common stock outstanding (not including the 2.5 million shares of the Company's common stock held by IntelaSight purchased from Mr. Quinn and Mr. Liggins pursuant to the Stock Purchase Agreement described under Item 1.01 above, which shares will be cancelled following their release from escrow).

Following the Merger, the Registrant has 9,881,800 shares of common stock outstanding (not including the 2.5 million shares sold pursuant to the Stock Purchase Agreement described under Item 1.01 above which will be cancelled following their release from escrow). The total number of shares outstanding, on a fully-diluted basis, post merger will be 11,628,807, which includes not only shares of common stock, but also warrants and options that could be exercised for shares of common stock. Following the Merger, on a fully diluted basis (but excluding the escrowed shares), the shareholders of IntelaSight own 92.7% of the Registrant's outstanding securities, and the Registrant's shareholders own 7.3% of the Registrant's outstanding securities.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed by the Company with the SEC on January 14, 2009, as amended, and is incorporated into this Item 2.01 in its entirety by reference.

The Registrant was a shell company immediately prior to the closing of the Merger, and thus is required to provide additional disclosures under this Item 2.01. Most of the required additional disclosures were contained in (i) the Company's Prospectus/Information Statement on Form S-4, originally filed with the SEC on May 15, 2009, as subsequently amended and declared effective by the SEC on August 12, 2009 (the "Information Statement"), (ii) the Information Statement on Schedule 14F-1, originally filed by the Company with the SEC on September 15, 2009 (the "Schedule 14F"), and (iii) the Quarterly Report on Form 10-Q filed by the Company on September 14, 2009 (the "Quarterly Report"), and such information is incorporated in this Item 2.01 in its entirety by reference as set forth below:

o	Business – see the sections of the Information Statement entitled "Information About Charmed – Description of Business" on page 48 and "Information About Iveda" beginning on page 54.
o	Risk Factors – see the section of the Information Statement entitled "Risk Factors" beginning on page 20.
o
Financial Information – see the section of the Quarterly Report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 11; as a smaller reporting company, the Company is not required to provide the additional financial information required by Items 301 and 305 of Regulation S-K.

o	Properties – see the sections of the Information Statement entitled "Information About Charmed – Description of Property" on page 48 and "Information About Iveda - Property" on page 67.
o
Directors and Executive Officers – see the section of the Information Statement entitled "Information About Iveda – Management" beginning on page 76 and the section of the Schedule 14F entitled "Information Concerning the IntelaSight Designees to our Board of Directors" on page 3.

o
Executive Compensation – see the sections of the Information Statement entitled "Information About Charmed – Management Contracts" on page 53, "Information About Charmed – Executive Compensation" on page 53, "Information About Iveda – Executive Compensation" on page 79, and "Information About Iveda – Director Compensation" on page 79, and the section of the Schedule 14F entitled "Executive Compensation" on page 5.

o
Certain Relationships and Related Transactions, and Director Independence – see the sections of the Information Statement entitled "Information About Charmed – Certain Relationships and Related Transactions of Charmed" on page 53 and "Information About Iveda – Certain Relationships and Related Transactions" on page 80, and the sections of the Schedule 14F entitled "Board of Directors' Committees and Corporate Governance" on page 4 and "Certain Relationships and Related Transactions" on page 5.

o
Legal Proceedings – see the sections of the Information Statement entitled "Information About Charmed – Legal Proceedings" on page 48 and "Information About Iveda – Legal Matters" on page 68, and the section of the Schedule 14F entitled "Legal Proceedings" on page 3.

o	Description of Registrant's Securities – see the section of the Information Statement entitled "Comparison of Shareholder Rights" beginning on page 81.
o
Indemnification of Directors and Officers – see the sections of the Information Statement entitled "Information About Charmed – Disclosure of Commission Position on Indemnification for Securities Act Liabilities" on page 52, "Information About Iveda – Indemnification of Directors and Officers" on page 80, "Comparison of Shareholder Rights – Limitation of Director's Liability" on page 87 and "Comparison of Shareholder Rights – Indemnification of Directors and Officers" on page 87.

o	Financial Statements and Supplementary Data – see the section of the Quarterly Report entitled "Financial Statements" beginning on page 2.
o
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure – see the section of the Information Statement entitled "Information About Charmed – Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" on page 52.

o	Exhibits – see the Exhibit Index to the Information Statement.

Required disclosures under this Item 2.01 that were not included in the Information Statement, the Schedule 14F, and the Quarterly Report are set forth below under appropriate section headings.

Cautionary Statement Regarding Forward-Looking Information

All statements contained in this Form 8-K, the Information Statement, the Schedule 14F, the Quarterly Report and the documents annexed to or incorporated by reference into this Form 8-K, the Information Statement, the Schedule 14F and the Quarterly Report, other than statements of historical facts, that address future activities, events or developments are forward-looking statements, including, but not limited to, statements containing the words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

These statements are based on certain assumptions and analyses made by Iveda and IntelaSight in light of their experience and their assessment of historical trends, current conditions and expected future developments as well as other factors they believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties described under "Risk Factors" in the Information Statement and in the "Risk Factors" sections of the Company's Form 10-K and Form 10-Q filings with the SEC that may cause actual results to differ materially.

The principal risks and uncertainties include the fact that Iveda has limited operating history and that Iveda may need to raise capital to stay in business or expand its scope of operations and other risks that are described in the section entitled "Risk Factors" in the Information Statement.

Consequently, all of the forward-looking statements made in this Form 8-K, the Information Statement, the Schedule 14F, the Quarterly Report and the documents annexed to or incorporated by reference into this Form 8-K, the Information Statement, the Schedule 14F and the Quarterly Report are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations. Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of Iveda or IntelaSight's views as of the date the statement was made. Iveda and IntelaSight undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Management's Discussion and Analysis of Financial Condition and Results of Operations – IntelaSight, Inc.

The following discussion should be read in conjunction with IntelaSight's audited and unaudited financial statements and associated notes appearing elsewhere in this Form 8-K and in the Information Statement.

Overview

IntelaSight, Inc. dba Iveda Solutions ("IntelaSight") began operations January 24, 2005. IntelaSight installs video surveillance equipment, primarily for security purposes, and provides video hosting, archiving and real-time remote surveillance services to a variety of businesses and organizations.

The accompanying financial statements have been prepared assuming that IntelaSight will continue as a going concern. IntelaSight generated accumulated losses of ($2,968,820) through December 31, 2008.

A multi-step plan was adopted by management to enable IntelaSight to continue to operate and begin to report operating profits. The highlights of that plan are:

•	A private placement memorandum was prepared to raise an additional $2,500,000 of equity. As of June 30, 2009, $736,000 was still to be raised.
•	Establish distributor networks with existing companies to create a reseller network to increase the scope of IntelaSight's marketing activities with low cost to IntelaSight.
•	IntelaSight has entered into a merger agreement with a public shell company.

Application of Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this "Management's Discussion and Analysis of Financial Condition and Results of Operations" section when such policies affect our reported or expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

The material estimates for IntelaSight are that of the stock based compensation recorded for options and warrants issued and the income tax valuation allowance recorded for deferred tax assets.

The fair values of options and warrants are determined using the Black-Scholes option-pricing model. IntelaSight has no historical data on the accuracy of these estimates. The estimated sensitivity to change is related to the various variables of the Black-Scholes option-pricing model stated below. The specific quantitative variables are included in the Notes to the Financial Statements. The estimated fair value of options and warrants is recognized as expense on the straight-line basis over the options' and warrants' vesting periods. The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model with the expected life, dividend yield, expected volatility, and risk free interest rate weighted-average assumptions used for options and warrants granted. Expected volatility was estimated by using the average volatility of three public companies offering services similar to IntelaSight. The risk-free rate for periods within the contractual life of the option and warrant is based on the U.S. Treasury yield curve in effect at the grant date. The expected life of options and warrants is based on the average of three public companies offering services similar to IntelaSight.

The income tax valuation allowance was increased to 100% of the deferred tax asset for the year ended December 31, 2008. Management evaluated the current financial condition and recent inability to raise appropriate funds to assure IntelaSight to continue as a going concern and concluded that the deferred tax asset was no longer more likely than not recoverable.

Impairment of Long-Lived Assets

We have a significant amount of property and equipment primarily consisting of leased equipment. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, we review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds their fair value. We assess our assets on a quarterly basis to determine if they are subject to impairment and consider various factors which have changed during a given quarter.

Basis of Accounting

IntelaSight's financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Revenue and Expense Recognition

Revenues from monitoring services are recognized when the services are provided. Expenses are recognized as incurred.

Revenues from fixed-price equipment installation contracts are recognized on the percentage-of-completion method. The percentage completed is measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used will change.

Contract costs include all direct material, subcontractors, labor costs, and equipment costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenues when their realization is reasonably assured. Claims are included in revenues when realization is probable and the amount can be reliably estimated.

The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Accounts Receivable

IntelaSight provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit valuation and specific circumstances of the customer. As of December 31, 2008 and 2007, no allowance for uncollectible accounts was deemed necessary. IntelaSight does not generally charge interest on past due receivables.

Income Taxes

Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from depreciation, deferred rent expense, and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that represents IntelaSight's best estimate of such deferred tax assets that, more likely than not, will be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities. During 2008, IntelaSight reevaluated the valuation allowance for deferred tax assets and determined that no current benefits should be recognized for the year ended December 31, 2008, and that benefits recorded in prior years would not be recognized.

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. IntelaSight's 2005, 2006 and 2007 income tax returns are open to audit by the Internal Revenue Service. There are no uncertain tax positions that have been identified for those years, and accordingly, no liability has been recorded.

Stock-Based Compensation

On January 1, 2006, IntelaSight adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment, which requires the recognition of an expense related to the fair value of stock-based compensation awards. IntelaSight elected the modified prospective transition method as permitted by SFAS No. 123R. Under this transition method, stock-based compensation expense for the years ended December 31, 2008 and 2007 includes compensation expense for stock-based compensation granted on or after the date SFAS 123R was adopted based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. IntelaSight recognizes compensation expense on a straight-line basis over the requisite service period of the award. The fair value of stock-based compensation awards granted prior to, but not yet vested as of December 31, 2008 and 2007, were estimated using the "minimum value method" as prescribed by original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, therefore, no compensation expense is recognized for these awards in accordance with SFAS No. 123R.

New Accounting Standards

In May 2009, the FASB issued SFAS No. 165 "Subsequent Events". SFAS No. 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued or available to be issued. The statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements. The statement also sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.  Furthermore, this statement identifies the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It is effective for interim or annual financial periods ending after June 15, 2009. Management is currently evaluating the impact of this statement.

In April 2009, the FASB issued three related FASB Staff Positions ("FSP"): (i) FSP FAS No. 115-2 and FAS No. 124-2, "Recognition of Presentation of Other-Than-Temporary Impairments" ("FSP FAS 115-2 and FAS 124-2"), (ii) FSP FAS No. 107-1 and Accounting Principles Board Opinion ("APB") No. 28-1, "Interim Disclosures about Fair Value of Financial Instruments" ("FSP FAS 107-1 and APB 28-1"), and (iii) FSP FAS No. 157-4, "Determining the Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4), which are effective for interim and annual reporting periods ending after June 15, 2009. FSP FAS 115-2 and FAS 124-2 amend the other-than-temporary impairment guidance in U.S. GAAP for debt securities to modify the requirement for recognizing other-than-temporary impairments, change the existing impairment model, and modify the presentation and frequency of related disclosures. FSP FAS 107-1 and APB 28-1 require disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. FSP FAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). We are currently evaluating the impact of adopting these Staff Positions, but we do not expect the adoption to have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141(revised 2007), "Business Combinations," to increase the relevance, representational faithfulness, and comparability of the information a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R replaces SFAS 141, "Business Combinations" but, retains the fundamental requirements of SFAS 141 that the acquisition method of accounting be used and an acquirer be identified for all business combinations. SFAS 141R expands the definition of a business and of a business combination and establishes how the acquirer is to: (1) recognize and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (2) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase; and (3) determine what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is applicable to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and is to be applied prospectively. Early adoption is prohibited. The adoption of SFAS No. 141 did not have a material effect on IntelaSight's financial statements.

In December 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51," to improve the relevance, comparability, and transparency of the financial information a reporting entity provides in its consolidated financial statements.

SFAS 160 amends ARB 51 to establish accounting and reporting standards for noncontrolling interests in subsidiaries and to make certain consolidation procedures consistent with the requirements of SFAS 141R. It defines a noncontrolling interest in a subsidiary as an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 changes the way the consolidated income statement is presented by requiring consolidated net income to include amounts attributable to the parent and the noncontrolling interest. SFAS 160 establishes a single method of accounting for changes in a parent's ownership interest in a subsidiary which do not result in deconsolidation. SFAS 160 also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. SFAS 160 shall be applied prospectively, with the exception of the presentation and disclosure requirements which shall be applied retrospectively for all periods presented. The adoption of SFAS No. 160 did not have a material effect on IntelaSight's financial statements.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles". The adoption of this statement did not have a material effect on IntelaSight's financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133". SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of SFAS No. 161 did not have a material effect on IntelaSight's financial statements.

Results of Operations for the Three and Six Months Ended June 30, 2009 Compared to the Three and
Six Months Ended June 30, 2008

Net Revenue. We recorded net revenue of $108,580 for the three months ended June 30, 2009, compared to $151,922 for the three months ended June 30, 2008, a decrease of $43,342 or 29%. Revenues were primarily derived from our real-time surveillance and equipment sales and installation. In Q2 2009, our recurring service revenue was $89,161 or 82% of net revenue and our equipment sales and installation revenue was $19,419 or 18% of net revenue, compared to $97,575 or 64% of recurring service revenue and our equipment sales and installation revenue was $54,347 or 36% of net revenue in 2008.

We recorded net revenue of $332,404 for the six months ended June 30, 2009, compared to $328,979 for the six months ended June 30, 2008, an increase of $3,425. Revenues were primarily derived from our real-time surveillance and equipment sales and installation. In the six months ended June 30, 2009, our recurring service revenue was $181,430 or 55% of net revenue and our equipment sales and installation revenue was $150,974 or 45% of net revenue, compared to $182,841 or 56% of recurring service revenue and our equipment sales and installation revenue was $146,137 or 44% of net revenue in 2008.

Cost of Revenue. Total cost of revenue was $97,758 for the three months ended June 30, 2009, compared to $117,573 for the three months ended June 30, 2008, a decrease of $19,815 or 17%. The decrease in cost of revenue was primarily due to the reduction in revenue.
Total cost of revenue was $262,990 for the six months ended June 30, 2009, compared to $177,247 for the six months ended June 30, 2008, an increase of $85,743 or 48%. The increase in cost of revenue was primarily due to increased net revenues and significant additional Internet protocol infrastructure including a tier 4, state of the art, data center with redundant power and abundance of relative bandwidth to support scalability of revenue and customer base growth.

Operating Expenses. Operating expenses were $345,950 for the three months ended June 30, 2009, compared to $492,216 for the three months ended June 30, 2008, a decrease of $146,266 or 30%. The decrease in operating expenses was primarily related to a cut in marketing, travel, and personnel costs.

Operating expenses were $924,916 for the six months ended June 30, 2009, compared to $707,653 for the six months ended June 30, 2008, an increase of $217,263 or 31%. The increase in operating expenses was primarily related to additional personnel, vesting of stock options, increased occupancy costs related to new office space and professional fees.

Loss from Operations. As a result of the decreases in operating expenses, loss from operations decreased to $345,128 for the three months ended June 30, 2009, compared to $457,867 for the three months ended June 30, 2008, a decrease of $112,739 or 25%.

As a result of the increases in operating expenses, loss from operations increased to $855,502 for the six months ended June 30, 2009, compared to $555,921 for the six months ended June 30, 2008, an increase of $299,581 or 54%.

Other Expense-Net. Other expense-net was $7,010 for the three months ended June 30, 2009, compared to $9,091 for the three months ended June 30, 2008, a decrease of $2,081 or 23%.

Other expense-net was $13,757 for the six months ended June 30, 2009, compared to $16,524 for the six months ended June 30, 2008, a decrease of $2,767 or 17%.

Net Loss. The decrease of $9,820 or 3% in the net loss to $352,138 for the three months ended June 30, 2009 from $361,958 for the three months ended June 30, 2008 was primarily a $105,000 tax benefit recorded offsetting increased operating expenses and decrease in gross profit.

The increase of $441,814 or 103% in the net loss to $869,259 for the six months ended June 30, 2009 from $427,445 for the six months ended June 30, 2008 was primarily a result of increased operating expenses and cost of revenues.

Liquidity and Capital Resources

We had cash and cash equivalents of $1,740 on June 30, 2009 and $335,189 on December 31, 2008. Since inception, we have experienced decreases in our cash and cash equivalents primarily as a result of cash used in operations offset by the proceeds from stock sales.

Net cash used in operating activities during the six months ended June 30, 2009 was $680,425 and the year ended December 31, 2008 was $1,252,038. Cash used in operating activities for the year ended December 31, 2008 consisted primarily of the net loss, an increase in inventory and deposits. Net cash used by operating activities as compared to net loss were substantially reduced related to the stock compensation of $222,892 and provision for income taxes of $558,370 related to a write-off of a deferred tax asset during 2008.

Net cash used by investing activities for the six months ended June 30, 2009 was $9,558 and $40,000 provided from an escrow deposit reduction. Net cash used by investing activities during the year ended December 31, 2008 was $115,579. Our net cash used by investing activities consisted for the year ended December 31, 2008 primarily of purchase of equipment and funding of an escrow deposit related to the pending merger with Charmed Homes.

Net cash provided by financing activities for the six months ended June 30, 2009 was $316,534 and during the year ended December 31, 2008 was $1,661,462 consisting primarily of net proceeds from the sale of stock and proceeds from short-term borrowings which was partially offset by principal payments on capital lease obligations.

At December 31, 2008, we had approximately $2.6 million in net operating loss carryforwards available for federal and state income tax purposes. We have not recognized any benefit from these operating loss carryforwards, which expire in 2010 through 2025.

We have experienced significant operating losses since our inception. During 2008 we increased our personnel to 26 employees from 19 at December 31, 2007. We entered into a new lease agreement in 2008 and increased our occupancy costs as we increased our lease commitment from 1,411 square feet to 3,667 square feet. Our capital expenditures and working capital requirements could increase depending on our operating results and other adjustments to our operating plan as may be needed to respond to competition or unexpected events.

We believe that our cash on hand is not sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least 12 months. We continually evaluate our working capital needs and we are seeking to obtain additional working capital through debt and equity offerings. There can be no assurance that additional funds will be available on acceptable terms. In the event that additional funds are not available on acceptable terms, we could be required to reduce the scope of or cease operations.

The most recent economic events resulting in a downturn of spending and credit shortage has severely curtailed our ability to raise financing in 2009. Between June 2008 and October 2008, IntelaSight raised approximately $1.5 million through its private offering. Since then IntelaSight has raised a small amount of financing through short term loans. Investor interest in the company remains high in management's opinion but two main factors have increased its difficulty in raising funds. The economic slump has affected our potential investors' businesses and personal financial situations, resulting in potential investors having less cash to invest overall, and due to the stock market downturn, reticence to liquidate old investments and make new investments. This economic condition could also affect the sales of IntelaSight's service as companies are cutting back on spending across the board. For instance, IntelaSight has experienced much longer sales cycles, especially in the public sector, in late 2008 and into 2009. Issuance of purchase orders by customers is also taking longer to occur following the closing of a sale by the sales team as many customers are experiencing lower revenues due to the economic downturn, which is reducing available funds for capital expenditures. However, IntelaSight's management is cautiously optimistic because IntelaSight does not need to sell camera equipment to provide our service. It can also target customers with existing camera systems. IntelaSight realizes that in tough economic times, companies avoid large capital expenditures. However, ultimately because IntelaSight is a service provider in the security industry rather than a seller of cameras and other products, management believes that companies still need to secure their properties regardless of the economy. IntelaSight offers an inexpensive, but effective alternative to security guards, with its real-time video surveillance service using existing camera systems. And even if the customer has to purchase cameras to enable IntelaSight's service, IntelaSight is still able to provide up to 50% savings compared to traditional security guard services. IntelaSight has fewer customers than was originally anticipated, and as a result, IntelaSight must continue to raise capital to continue operations and there is no assurance that it will be able to do so.

IntelaSight's average monthly burn rate in the first quarter of 2009 was approximately $175,000. IntelaSight implemented 10% to 41% salary cuts across the board in April 2009. IntelaSight's average monthly burn rate in the second quarter of 2009 has been reduced to approximately $63,000. We expect this burn rate to be reduced further as on June 1, 2009, further drastic cuts were made. Hours and salaries of non-essential employees were cut up to 66% from salary levels before April 2009. Sales employees who are essential in generating sales and IT employees who are essential in maintaining our infrastructure retained full time status, but salaries were cut by up to 8%. Executive salaries were reduced by 41%. Only the salaries of intervention specialists (the employees monitoring our customers' properties) were not reduced. We have reduced our travel and marketing expenses to almost zero. These cuts have not dramatically reduced our ability to conduct sales activities because conference calls and emails have reduced the necessity of most face-to-face meetings. Our infrastructure allows us to do live demos of our hosting and real-time surveillance services over the Internet during a conference call. Results of sales and marketing campaigns in the last quarter and beginning of this year have resulted in a healthy sales pipeline, which our sales team is currently pursuing but there is no assurance we will close any of these opportunities. If we are unable to raise funds and generate significant revenues, we will be forced to further cut costs, keeping only a skeleton crew to maintain our infrastructure and service our existing customers. A multi-step plan was adopted by management to enable IntelaSight to continue to operate and begin to report operating profits. The highlights of that plan include raising capital of approximately $750,000 and establishing distributor networks with existing companies to create a reseller network to increase the scope of IntelaSight's marketing activities at a relatively low cost to IntelaSight. IntelaSight is also changing its messaging to align its offerings to a more widely accepted industry protocols, which management believes will provide a more mainstream understanding and acceptance of its unique service offering.

Revenues from Insurance Auto Auctions N. Hollywood represented approximately 13% of total revenues for the year ended December 31, 2008. The accounts receivable from this customer were $5,160 as of December 31, 2008. No other customers represented greater than 10% of total revenues for 2008. Revenues from Leisure World represented approximately 17% and Insurance Auto Auctions N. Hollywood represented approximately 13% of total revenues for the year ended December 31, 2007. The accounts receivable from these customers were $-0- as of December 31, 2007. No other customers represented greater than 10% of total revenues in 2007.

Substantially all cash is deposited in one financial institution. At times, amounts on deposit may be in excess of the FDIC insurance limit.

IntelaSight leased its office facilities under a non-cancelable operating lease expiring August 2011 and requires minimum monthly payments ranging from $8,098 to $9,015. Rent expense was $77,008 for the year ended December 31, 2008. IntelaSight also has non-cancellable data center services agreement for $6,110 per month, expiring September 2011. Data center services expense was $18,330 for the year ended December 31, 2008.

Future minimum lease payments under this lease are as follows:
Year Ending December 31,
2009	$173,862
2010	$177,523
2011	$121,838
Total	$473,223

IntelaSight also recorded deferred rent of $37,664 generated from its office lease agreement executed in 2008. The lease included six months free rent and is coupled with a rent escalation clause.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Iveda's common stock as of October 15, 2009 for (a) each person known by Iveda to be a beneficial owner of five percent or more of the outstanding common stock of the Company, (b) each executive officer, director and nominee for director of the Company, and (c) all directors and executive officers of Iveda as a group. Iveda, as of October 15, 2009, had 9,881,800 shares of common stock outstanding, options to purchase 1,187,729 shares of common stock outstanding, and warrants to purchase 559,278 shares of common stock outstanding.

Name	Position	Shares of Common Stock	Options or Warrants to Purchase Common Stock	Percentage Prior to the Merger (1)	Percentage After the Merger (2)
David Ly (3)	CEO, Director, President	3,836,181	0	35.57%	32.99%
Luz Berg (3)	COO, Secretary	77,817	922,183	9.27%	8.60%
Bob Brilon (3)	Interim CFO, Treasurer	0	200,000	1.85%	1.72%
Greg Omi (3)	Director	903,859	0	8.38%	7.77%
Jody Bisson (3)	Director	0	50,000	0.46%	0.43%
All directors and officers as a group		4,817,857	1,172,183	55.55%	51.51%

(1)
Reflects ownership of securities in IntelaSight by the listed individuals and group immediately prior to the closing of the Merger and assumes all of the outstanding IntelaSight options and warrants to purchase shares of common stock are exercised.

(2)
Based on ownership of Iveda following the Merger and assumes that all of the outstanding options and warrants to purchase shares of Iveda common stock are exercised, and the 2.5 million shares of post-reverse split Iveda common stock sold to IntelaSight prior to the Merger and held in escrow are cancelled.

(3)	The address for each of these individuals is c/o Iveda Corporation, 1201 S. Alma School Road, Suite 4450, Mesa, AZ 85210.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

Iveda shares began trading on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority under the symbol "CHDH" on November 15, 2007. Iveda's trading symbol changed to "IVDA" on October 12, 2009 as a result of the reverse split and name change.

The following table sets forth, for the calendar periods indicated, the range of the high and low last reported bid prices of Iveda common stock, as reported by the OTC Bulletin Board, since Iveda stock began trading on the OTC Bulletin Board.  The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.  The quotations may be rounded for presentation. There is an absence of an established trading market for Iveda's common stock, as the market is limited, sporadic and highly volatile, which may affect the prices listed below.

2009	High Bid		Low Bid

Third Quarter 7-1-09 to 9-30-09		$1.90		$1.55
Second Quarter 4-1-09 to 6-30-09	$	N/A	$	N/A
First Quarter 1-1-09 to 3-31-09		$2.00		$2.00

2008	High Bid		Low Bid

Fourth Quarter 10-1-08 to 12-31-08	$	N/A	$	N/A
Third Quarter 7-1-08 to 9-30-08	$	N/A	$	N/A
Second Quarter 4-1-08 to 6-30-08	$	N/A	$	N/A
First Quarter 1-1-08 to 3-31-08	$	N/A	$	N/A

2007	High Bid		Low Bid

Fourth Quarter 10-1-07 to 12-31-07	$	N/A	$	N/A
* N/A indicates no recorded trading activity during the period presented.

There is limited trading activity in Iveda's securities, and there can be no assurance a regular trading market for our common stock will be sustained. On October 13, 2009, the closing price per share of Iveda common stock on the OTC Bulletin Board was $2.00, and there has been no trading activity since that date.

The last trading day before the Merger was announced was November 14, 2008. On that date the closing price for Iveda shares on the OTC Bulletin Board was N/A as the stock had not been traded. Iveda has never paid cash dividends on its capital stock. Iveda currently intends to retain all earnings, if any, to finance the growth and development of its business. Iveda does not anticipate paying any cash dividends in the foreseeable future. As of October 15, 2009, Iveda had approximately 107 shareholders of record, exclusive of shares held in street name.

Equity Compensation Plans

On October 15, 2009, the Company adopted the 2009 Stock Option Plan (the "Option Plan"), pursuant to which it may grant equity awards to eligible persons. The Option Plan allows the Board of Directors to grant options to purchase up to 1,500,000 shares of common stock to directors, officers, key employees and service providers of the Company. As of October 15, 2009, options to purchase 1,187,729 shares had been granted under the Option Plan as part of the Merger.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	N/A	N/A	N/A

Equity compensation plans not approved by shareholders	1,187,729	$0.37	312,271

Total	1,187,729	$0.37	312,271

Recent Sales of Unregistered Securities

In July 2006, we issued a total of 2,500,000 shares of restricted common stock to Ian Quinn, one of our officers and directors, in consideration of $2,500.00 and 2,500,000 shares of restricted common stock to Kevin Liggins, one of our officers and directors, in consideration of $2,500.00. The Company relied upon § 4(2) of the Securities Act of 1933, as amended, as the exemption from registration for this transaction. No underwriters were used in connection with this transaction.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In conjunction with the Merger, and effective as of October 15, 2009 (the closing date of the Merger), Ian Quinn resigned from his positions as President, Principal Accounting Officer, Principal Executive Officer, Principal Financial Officer, Treasurer and a director, and Kevin Liggins resigned from his positions as Secretary and a director of the Registrant. There was no disagreement, as defined in 17 CFR 240.3b-7, between the Registrant and Mr. Quinn or Mr. Liggins at the time of their respective resignations from the Board of Directors.

Effective as of October 15, 2009, David Ly, Greg Omi and Jody Bisson were appointed as directors by the resigning Board. The Board has not yet determined on which Board committees these three directors will serve, although it expects to do so at its next scheduled meeting after the Board establishes which committees the Company will form.

Effective as of October 15, 2009, David Ly was appointed as Chief Executive Officer and President of the Registrant and Robert Brilon was appointed as interim Chief Financial Officer and Treasurer of the Company. Also effective October 15, 2009, Luz Berg was appointed Chief Operating Officer and Secretary. The Registrant has not entered into employment agreements with any of these officers as of the date of this filing.

The other information required by Item 5.02 of Form 8-K is contained in (i) the Information Statement in the section entitled "Information About Iveda – Management" beginning on page 76, and (ii) the Schedule 14F in the section entitled "Certain Relationships and Related Transactions" on page 5, and such information is incorporated in this Item 5.02 in its entirety by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 9, 2009, the Registrant filed an Amendment to its Articles of Incorporation, changing the name of the Registrant from "Charmed Homes Inc." to "Iveda Corporation" effective as of September 9, 2009. This name change was previously disclosed in the Registrant's Information Statement.

On October 15, 2009, the Registrant determined that it would change its fiscal year end from January 31 to December 31, and the Registrant will file Form 1128 with the Internal Revenue Service (IRS) to effectuate this change. Pending approval from the IRS, the Registrant will file its transition report on Form 10-Q.

Item 5.06.	Change in Shell Company Status

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.06 in its entirety by reference.

Item 8.01.	Other Events

As a result of the Merger, the Company has moved its principal executive offices to 1201 South Alma School Road, Suite 4450, Mesa, Arizona 85210.
Item 9.01.	Financial Statements and Exhibits

 (a)           Financial Statements of Business Acquired

Audited Financial Statements of IntelaSight, Inc. for the year ended December 31, 2008, filed herewith.

Unaudited Financial Statements of IntelaSight, Inc. for the six months ended June 30, 2009, filed herewith.

(b)           Pro Forma Financial Information

Filed herewith.

(d)	Exhibits

Exhibit	Description
2.1
Merger Agreement, dated January 8, 2009 by and among Charmed Homes Inc., Charmed Homes Subsidiary, Inc., certain shareholders and IntelaSight, Inc., incorporated by reference, filed with the Form 8-K/A1 on 7/15/2009.

2.3	Articles of Merger, filed with the Nevada Secretary of State on October 15, 2009, filed herewith.
2.4	Articles of Merger, filed with the Washington Secretary of State on October 15, 2009, filed herewith.
3.4	Amendment to the Articles of Incorporation, filed with the Nevada Secretary of State on September 9, 2009, filed herewith.
4.4	2009 Stock Option Plan, dated October 15, 2009, filed herewith.
4.5	Form of Common Stock Purchase Warrant issued by Iveda Corporation in conjunction with the Merger, filed herewith.
10.10	Stock Purchase Agreement, dated October 15, 2009, by and among Iveda Corporation, IntelaSight, Inc., Ian Quinn and Kevin Liggins, filed herewith.
23.1	Consent of Eide Bailly, LLP dated October 20, 2009, filed herewith.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 20, 2009

Iveda Corporation, a Nevada corporation

By:	/s/ David Ly
David Ly, CEO

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Intelasight, Inc. d/b/a Iveda Solutions
Mesa, Arizona

We have audited the accompanying balance sheets of Intelasight, Inc. d/b/a Iveda Solutions as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended. The management of Intelasight, Inc. d/b/a Iveda Solutions is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intelasight, Inc. d/b/a Iveda Solutions as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses during the years ended December 31, 2008 and 2007, and throughout its existence. These matters raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Subsequent to the issuance of the Company’s financial statements referred to above and our report dated April 23, 2009, management determined that the future minimum lease commitments disclosed in Note 7 to the financial statements did not reflect the terms of one agreement. Note 7 has been restated to include the disclosures related to this agreement.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

April 23, 2009, except for the last paragraph above and
Note 7, which are as of May 14, 2009

(1)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$335,189	$41,344
Accounts Receivable	26,971	20,497
Prepaid Expenses	11,532	4,767
Inventory	13,530	-
Total Current Assets	387,222	66,608

PROPERTY AND EQUIPMENT
Office Equipment	87,050	75,560
Furniture and Fixtures	22,712	13,948
Software	36,634	16,244
Leased Equipment	213,460	3,813
Leasehold Improvements	34,495	9,562
Total Property and Equipment	394,351	119,127
Less: Accumulated Depreciation	99,099	50,037
Property and Equipment, Net	295,252	69,090

OTHER ASSETS
Deferred Income Taxes	-	558,370
Escrow Deposits	50,000
Deposits	16,523	2,293

Total Assets	$748,997	$696,361

See accompanying Notes to Financial Statements.

(2)

	2008	2007
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current Portion of Capital Lease Obligations	$65,916	$1,043
Notes Payable	-	100,000
Accounts Payable	48,465	45,573
Deferred Revenue	21,964	-
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	-	12,805
Accrued Expenses	70,285	47,898
Total Current Liabilities	206,630	207,319

LONG-TERM LIABILITIES
Capital Lease Obligations, Net of Current Portion	117,162	2,725
Total Liabilities	323,792	210,044

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value; 40,000,000 shares authorized; 8,774,304 and 4,989,743 shares issued and outstanding, as of December 31, 2008 and 2007, respectively.	8,774	4,990
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; -0- and 853,275 shares issued and outstanding, as of December 31, 2008 and 2007, respectively.	-	853
Additional Paid-In Capital	3,385,251	1,348,497
Accumulated Deficit	(2,968,820)	(868,023)
Total Stockholders' Equity	425,205	486,317

Total Liabilities and Stockholders' Equity	$748,997	$696,361

See accompanying Notes to Financial Statements.

(3)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

REVENUE	$506,285	$544,259

COST OF REVENUE	357,184	306,949

GROSS PROFIT	149,101	237,310

OPERATING EXPENSES	1,661,718	701,135

LOSS FROM OPERATIONS	(1,512,617)	(463,825)

OTHER INCOME (EXPENSE)
Interest Income	5,994	-
Interest Expense	(35,804)	(1,164)
Total Other Income (Expense)	(29,810)	(1,164)

LOSS BEFORE INCOME TAXES	(1,542,427)	(464,989)

BENEFIT (PROVISION) FOR INCOME TAXES	(558,370)	182,670

NET LOSS	$(2,100,797)	$(282,319)

BASIC LOSS PER SHARE	$(0.30)	$(0.04)

DILUTED LOSS PER SHARE	$(0.30)	$(0.04)

See accompanying Notes to Financial Statements.

(4)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock		Preferred Stock		Additional Paid-In Capital		Accumulated
	Shares	Amount	Shares	Amount	Common	Preferred	Deficit	Total
BALANCE AT DECEMBER 31, 2006	6,330,000	6,330	785,011	785	66,275	972,905	(585,704)	460,591
Stock Relinquished	(1,423,002)	(1,423)	-	-	1,423	-	-	-
Stock Based Compensation	-	-	-	-	29,209	-	-	29,209
Stock Options Exercised	82,745	83	-	-	8,192	-	-	8,275
Net Loss	-	-	-	-	-	-	(282,319)	(282,319)
Preferred Stock Issued	-	-	68,264	68	-	274,932	-	275,000
Costs of Capital	-	-	-	-	-	(4,439)	-	(4,439)
BALANCE AT DECEMBER 31, 2007	4,989,743	4,990	853,275	853	105,099	1,243,398	(868,023)	486,317
Common Stock Issued	1,629,000	1,629	-	-	1,427,371	-	-	1,429,000
Stock Based Compensation	-	-	-	-	222,892	-	-	222,892
Preferred Stock Converted to Common	1,307,347	1,307	(853,275)	(853)	1,242,944	(1,243,398)	-	-
Debt Converted to Common Stock	848,214	848	-	-	574,147	-	-	574,995
Net Loss	-	-	-	-	-	-	(2,100,797)	(2,100,797)
Costs of Capital	-	-	-	-	(187,202)	-	-	(187,202)
BALANCE AT DECEMBER 31, 2008	8,774,304	$8,774	-	$-	$3,385,251	$-	$(2,968,820)	$425,205

See accompanying Notes to Financial Statements.

(5)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,100,797)	$(282,319)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities
Depreciation	49,063	24,735
Interest Expense Converted to Equity	24,079	-
Stock Compensation	222,892	29,209
Deferred Tax Provision (Benefit)	558,370	(182,670)
(Increase) Decrease in Operating Assets:
Accounts Receivable	(6,474)	19,905
Prepaid Expense	(6,765)	1,440
Inventory	(13,530)	-
Deposits	(14,230)	-
Increase (Decrease) in Operating Liabilities:
Accounts Payable	2,892	8,803
Accrued Expenses	23,303	9,968
Deferred Revenue	21,964	-
Billings in Excess of Costs and Estimated Earnings on
Uncompleted Contracts	(12,805)	12,805
Net Cash Used by Operating Activities	(1,252,038)	(358,124)

CASH FLOWS FROM INVESTING ACTIVITIES
Escrow Deposits	(50,000)	-
Purchase of Property and Equipment	(65,579)	(24,582)
Net Cash Used by Investing Activities	(115,579)	(24,582)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Short-Term Borrowings	450,000	100,000
Payments on Capital Lease Obligations	(30,336)	(45)
Preferred Stock Issued, net of Costs of Capital	-	270,561
Common Stock Issued, net of Costs of Capital	1,241,798	8,275
Net Cash Provided by Financing Activities	1,661,462	378,791

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	293,845	(3,915)

Cash and Cash Equivalents - Beginning of Year	41,344	45,259

CASH AND CASH EQUIVALENTS - END OF YEAR	$335,189	$41,344

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Short-Term Debt Converted to Preferred Stock	$574,995	$-

Interest Paid	$11,725	$1,164

Property and Equipment Purchased via Capital Lease	$209,646	$3,813

See accompanying Notes to Financial Statements.

(6)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
IntelaSight, Inc. dba Iveda Solutions (“Iveda” or “the Company”) began operations
January 24, 2005. The Company installs video surveillance equipment, primarily for security purposes, and provides video hosting, archiving and real-time remote surveillance services to a variety of businesses and organizations throughout the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated accumulated losses of ($2,968,820) through December 31, 2008.

A multi-step plan was adopted by management to enable the company to continue to operate and begin to report operating profits. The highlights of that plan are:

•	A private placement memorandum was prepared to raise an additional $2,500,000 of equity. As of December 31, 2008, $1,271,000 was still to be raised.
•	Establish distributor networks with existing companies to create a reseller network to increase the scope of the Company’s marketing activities with low cost to the Company.
•	The Company may evaluate and consider merger and/or acquisition activities.

Basis of Accounting
The Company’s financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue and Expense Recognition
Revenues from monitoring services are recognized when the services are provided. Expenses are recognized as incurred.

Revenues from fixed-price equipment installation contracts are recognized on the percentage-of-completion method. The percentage completed is measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used will change.

(7)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Expense Recognition (Continued)
Contract costs include all direct material, subcontractors, labor costs, and equipment costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenues when their realization is reasonably assured. Claims are included in revenues when realization is probable and the amount can be reliably estimated.

The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Concentrations
Revenues from one customer represented approximately 13% of total revenues for the year ended December 31, 2008. The accounts receivable from the customer was $5,160 as of December 31, 2008. No other customers represented greater than 10% of total revenues for 2008.

Revenues from two customers represented approximately 17% and 13% of total revenues for the year ended December 31, 2007. The accounts receivable from these customers were $-0- as of December 31, 2007. No other customers represented greater than 10% of total revenues in 2007.

Substantially all cash is deposited in one financial institution. At times, amounts on deposit may be in excess of the FDIC insurance limit.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of twelve months or less to be cash equivalents.

Accounts Receivable
The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit valuation and specific circumstances of the customer. As of December 31, 2008 and 2007, no allowance for uncollectible accounts was deemed necessary.  The Company does not generally charge interest on past due receivables.

(8)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory
Inventory consists of equipment purchased for installation projects and is recorded at the lower of cost or market.

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of three to seven years. Expenditures for routine maintenance and repairs are charged to expense as incurred. Depreciation expense for the years ended December 31, 2008 and 2007 was $49,063 and $24,735, respectively.

Deferred Revenue
Deposits received from customers on future installation projects are recorded as deferred revenue.

Advertising Costs
Advertising costs are expensed as incurred. The Company does not incur any direct response advertising costs. Advertising expenses were $113,363 and $16,511 for the years ended December 31, 2008 and 2007, respectively.

Research and Development Costs
Research and development costs are expensed as incurred. Research and development expenses were $17,871 and $- for the years ended December 31, 2008 and 2007, respectively.

Income Taxes
Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from depreciation, deferred rent expense, and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that represents the Company's best estimate of such deferred tax assets that, more likely than not, will be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities. During 2008, the Company reevaluated the valuation allowance for deferred tax assets and determined that no current benefits should be recognized for the year ended December 31, 2008, and that benefits recorded in prior years would not be recognized.

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. The company’s 2005, 2006 and 2007 income tax returns are open to audit by the Internal Revenue Service. There are no uncertain tax positions that have been identified for those years, and accordingly, no liability has been recorded.

(9)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales Tax
The Company is liable for sales taxes in Arizona and California. Sales tax invoiced to customers is recorded as a liability on the Company’s financial statements.

Stock-Based Compensation
On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment, which requires the recognition of an expense related to the fair value of stock-based compensation awards. The Company elected the modified prospective transition method as permitted by SFAS No. 123R. Under this transition method, stock-based compensation expense for the years ended December 31, 2008 and 2007 includes compensation expense for stock-based compensation granted on or after the date SFAS 123R was adopted based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. The fair value of stock-based compensation awards granted prior to, but not yet vested as of December 31, 2008 and 2007, were estimated using the “minimum value method” as prescribed by original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, therefore, no compensation expense is recognized for these awards in accordance with SFAS No. 123R. The Company recognized $222,892 and $29,209 of stock-based compensation expense for the years ended December 31, 2008 and 2007, respectively.

Fair Value of Financial Instruments
On January 1, 2008, the Company adopted Statement of Financial Accounting Standard No. 157, Fair Value Measurements (SFAS 157). As permitted, adoption of SFAS 157 has been delayed for certain nonfinancial assets and nonfinancial liabilities to January 1, 2009. SFAS 157 applies to reported balances that are required or permitted to be measured at fair value under an existing accounting pronouncement. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability and establishes a fair value hierarchy. The fair value hierarchy consists of three levels of inputs that may be used to measure fair value as follows:

Level 1 – Inputs that utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 – Inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Fair values for these instruments are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.

(10)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (Continued)

Level 3 – Inputs that are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions, and other factors such as credit loss assumptions. Securities valued using Level 2 inputs include mutual funds valued at a net asset valuation or “NAV”. The Company does not have any securities that are valued using Level 1 or 3 inputs.

The Company also adopted Statement of Financial Accounting Standard No. 159, The Fair Value Option for Financial Assets and Liabilities (SFAS 159) on January 1, 2008. SFAS 159 allows entities the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on an instrument-by-instrument basis. The Company has not elected to measure any existing financial instruments at fair value at January 1, 2008, as permitted under SFAS 159. However, the Company may elect to measure newly acquired financial instruments at fair value in the future.

New Accounting Standards
In December 2007, the FASB issued SFAS 141(revised 2007), “Business Combinations,” to increase the relevance, representational faithfulness, and comparability of the information a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R replaces SFAS 141, “Business Combinations” but, retains the fundamental requirements of SFAS 141 that the acquisition method of accounting be used and an acquirer be identified for all business combinations. SFAS 141R expands the definition of a business and of a business combination and establishes how the acquirer is to: (1) recognize and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (2) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase; and (3) determine what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is applicable to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and is to be applied prospectively. Early adoption is prohibited. The Company has not yet determined the full effect, that the adoption of SFAS 141R will have on the Company’s financial statements.

(11)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards (continued)
In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” to improve the relevance, comparability, and transparency of the financial information a reporting entity provides in its consolidated financial statements.

SFAS 160 amends ARB 51 to establish accounting and reporting standards for noncontrolling interests in subsidiaries and to make certain consolidation procedures consistent with the requirements of SFAS 141R. It defines a noncontrolling interest in a subsidiary as an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 changes the way the consolidated income statement is presented by requiring consolidated net income to include amounts attributable to the parent and the noncontrolling interest. SFAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary which do not result in deconsolidation. SFAS 160 also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. SFAS 160 shall be applied prospectively, with the exception of the presentation and disclosure requirements which shall be applied retrospectively for all periods presented. The Company has not yet determined the effect, if any, that the adoption of SFAS 160 will have on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement does not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

(12)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassification
Certain amounts in 2007 have been reclassified to conform to the 2008 presentation.

NOTE 2	ESCROW DEPOSITS

The Company made an escrow deposit of $50,000 for the purchase of the majority of outstanding stock of Charmed Homes, Inc., pursuant to a reverse merger agreement signed in January 2009.

NOTE 3	ACCRUED EXPENSES

Accrued expenses of $70,285 as of December 31, 2008, consists of $40,567 of deferred rent, $23,905 of accrued payroll and associated costs, and $5,813 of other liabilities.

Accrued expenses of $47,898 as of December 31, 2007 consists of $33,545 of accrued sales tax, $6,068 of accrued payroll and associated costs, $5,804 of accrued interest and $2,481 of other liabilities.

NOTE 4	COSTS, ESTIMATED EARNINGS AND BILLINGS ON CONTRACTS IN PROCESS

There were no contracts in process as of December 31, 2008.  Accordingly, there are no amounts reported in the accompanying balance sheet as of December 31, 2008.

As of December 31, 2007, contracts in process were as follows:

2007
Costs Incurred on Uncompleted Projects	$24,082
Estimated Gross Profit	5,431
Contract Revenues Earned	29,513
Less: Billings to Date	42,318
Total	$(12,805)

Reported in the accompanying balance sheets as follows:

(13)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

2007
Costs and Estimated Earnings in Excess of
Billings on Uncompleted Contracts	$-
Billings in Excess of Costs and Estimated
Earnings on Uncompleted Contracts	(12,805)
Total	$(12,805)

NOTE 5	NOTES PAYABLE

In the fourth quarter of 2007, the Company borrowed $100,000 for use in operations. The principal and interest (charged at 10%) is payable in a single payment in December 2008. During the first quarter 2008, the Company borrowed $150,000 for use in operations. The principal and interest (charged at 10%) is payable in a single payment in December 2008.  The note holders of the $100,000 and $150,000 exercised their right to convert unpaid principle and interest in December 2008 at $0.50 per share

In June 2008, the Company borrowed $300,000 for use in operations at 12% interest payable in December 2008.  The note holders exercised their rights to convert the unpaid principal and interest to common stock in 2008 at $1.00 per share.

In 2008 all outstanding debt and accrued interest was converted to 848,214 shares of common stock.

NOTE 6	OBLIGATIONS UNDER CAPITAL LEASES

In 2008 and 2007, the Company became the lessee of certain computer equipment under capital leases extending through 2011. The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over their estimated useful lives. The computer equipment has been recorded in the accompanying financial statements in office equipment of $213,460 and $3,813 and accumulated depreciation of $21,628 and $64 at December 31, 2008 and 2007, respectively. The leases have imputed interest rates between 8% and 25% and monthly payments between $43 and $1,435.

Future minimum lease payments under the capital leases as of December 31, 2008 for each of the remaining years are as follows:

(14)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Year Ending December 31,
2009	$88,888
2010	88,807
2011	43,028
Total Minimum Lease Payments	220,723
Less: Interest	37,645
Total Principal	183,078
Less: Current Portion	65,916
Long-Term Capital Lease	$117,162

NOTE 7	OPERATING LEASES

The Company leased its office facilities under a non-cancelable operating lease expiring August 2011 and requires minimum monthly payments ranging from $8,098 to $9,015. Rent expense was $77,008 for the year ended December 31, 2008. The Company also has non-cancellable data center services agreement for $6,110 per month, expiring September 2011. Data center services expense was $18,330 for the year ended December 31, 2008.

Future minimum lease payments under this leases are as follows:

Year Ending December 31,
2009	$173,862
2010	$177,523
2011	$121,838
Total	$473,223

NOTE 8	SERIES A AND A-1, CONVERTIBLE PREFERRED STOCK

In 2007, the Company completed an offering of 853,275 shares of $.001 par value, Series A and A-1 Preferred Stock at $0.94 and $4.028 per share, respectively. The Company’s Series A Preferred stockholders, at any time, have the right to convert their stock into common stock shares on a 1:1 basis, adjusted for specific items defined in the Purchase Agreement. The Preferred Stock has liquidation preferences over the other outstanding securities of the Company.

All outstanding Series A and A-1 Preferred Stock was converted to common stock during 2008. The total common shares issued with respect to the conversion were 1,307,347.

(15)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 9	STOCK OPTION PLAN

In 2008, the Company established a stock option plan (the Plan) in which options to purchase the common stock of the Company may be awarded to employees and consultants. The Company has reserved 2,000,000 shares of common stock for issuance under the plan. Under the plan, the Company memorialized options granted during 2007 and 2006.

Stock options may be granted as either incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as options not qualified under Section 422 of the Code. All options are issued with an exercise price at or above 100 percent of the fair market value of the common stock on the date of the grant as determined by the Company's board of directors. Incentive stock option plan awards of restricted stock are intended to qualify as deductible performance-based compensation under Section 162(m) of the Code. Incentive Stock Option awards of unrestricted stock are not designed to be deductible to the Company under Section 162(m). Under the Plan, stock options will terminate on the tenth anniversary date of the grant or earlier if provided in the grant.

The Company has also granted non-qualified stock options to employees and contractors. All non-qualified options are generally issued with an exercise price that may be less than 100 percent of the fair value of the common stock on the date of the grant as determined by the Company's board of directors. Options may be exercised up to ten years following the date of the grant, with vesting schedules determined by the Company upon grant. Options fully vest immediately upon grant through a range of four to ten years after the grant date. Vested options may be exercised up to three months following date of termination of the relationship. The fair values of options are determined using the Black-Scholes option-pricing model. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods. The Company has unrecognized stock-based compensation with a weighted-average term of approximately ten years of $115,784 at December 31, 2008.

Stock option transactions during 2008 and 2007 were as follows:

(16)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008		2007
		Weighted -		Weighted -
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at Beginning of Year	406,267	$0.10	653,157	$0.10
Granted	795,712	0.52	93,245	0.10
Exercised	-	-	(82,745)	0.10
Forfeited or Canceled	(1,250)	0.10	(257,390)	0.10
Outstanding at End of Year	1,200,729	0.38	406,267	0.10

Options Exercisable at Year-End	883,375	0.19	360,686	0.10

Weighted-Average Fair Value of
Options Granted During the Year	$0.41		$0.09

Information with respect to stock options outstanding and exercisable at December 31, 2008 is as follows:

	Options Outstanding			Options Exercisable
	Number	Weighted -		Number
	Outstanding	Average	Weighted -	Exercisable	Weighted -
Range of	at	Remaining	Average	at	Average
Exercise	December 31,	Contractual	Exercise	December 31,	Exercise
Prices	2008	Life	Price	2008	Price
$0.10 - $1.00	1,200,729	9 Years	$0.38	883,375	$0.19

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for options granted.

		Employee	Non-Employee
		Options	Options
	2008	2007	2007
Expected Life	4.6 Years	10 Years	10 Years
Dividend Yield	0%	0%	0%
Expected Volatility	42%	82%	82%
Risk-Free Interest Rate	3.75%	4.75%	4.75%

Expected volatility was estimated by using the average volatility of three public companies offering services similar to the Company. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the grant date. The expected life of options is based on the average of three public companies offering services similar to the Company.

(17)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 10	STOCK WARRANTS

The Company issued stock warrants to employees and a member of the board of directors. Warrants may be exercised up to between five and ten years following the date of the grant, with vesting schedules determined by the Company upon issue. Warrants fully vest immediately upon issue through three years after the issue date. The fair value of warrants are determined using the Black-Scholes option-pricing model. The estimated fair value of warrants is recognized as expense on the straight-line basis over the warrants’ vesting periods. The Company has unrecognized stock-based compensation with a weighted-average term of approximately eight years of $15,449 at December 31, 2008.

Stock warrant transactions for 2008 and 2007 were as follows:

	2008		2007
		Weighted -		Weighted -
		Average		Average
		Redemption		Redemption
	Shares	Price	Shares	Price
Outstanding at Beginning of Year	509,278	$0.10	268,947	$0.10
Issued	50,000	1.00	240,331	0.10
Outstanding at End of Year	559,278	0.18	509,278	0.10

Warrants Redeemable at End of Year	521,778	0.12	499,671	0.10

Weighted-Average Fair Value of
Warrants Issued During the Year	$0.41		$0.09

Information with respect to stock options outstanding and exercisable at December 31, 2008 is as follows:

	Warrants Outstanding			Warrants Redeemable
	Number	Weighted -		Number
	Outstanding	Average	Weighted -	Redeemable	Weighted -
Range of	at	Remaining	Average	at	Average
Exercise	December 31,	Contractual	Redemption	December 31,	Redemption
Prices	2008	Life	Price	2008	Price
$0.10 - $1.00	559,278	8 Years	$0.19	521,778	$0.12

(18)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

The fair value of each warrant issued is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for warrants issued.

	2008	2007
Expected Life	4.6 Years	10 Years
Dividend Yield	0%	0%
Expected Volatility	42%	82%
Risk-Free Interest Rate	3.00%	4.75%

Expected volatility was estimated by using the average volatility of three public companies offering services similar to the Company. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the grant date.  The expected life of warrants is based on the average of three public companies offering services similar to the Company.

NOTE 11	INCOME TAXES

The components of the (provision) benefit for income taxes for the years ended
December 31 were as follows:

	2008	2007
Deferred Income Tax (Provision) Benefit	$(558,370)	$182,670

Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit and operating loss carryforwards that create deferred tax assets and liabilities are as follows:

	2008	2007
Tax Operating Loss Carryforward	$1,115,000	$562,000
Accelerated Depreciation	(13,330)	(3,630)
Valuation Allowance	(1,101,670)	-
	$-	$558,370

The total deferred tax assets in the accompanying balance sheets include the following amounts of deferred tax assets and liabilities:

	2008	2007
Total Deferred Tax Assets	$1,115,000	$562,000
Total Deferred Tax (Liability)	(13,330)	(3,630)
Valuation Allowance	(1,101,670)	-
Deferred Tax Asset	$-	$558,370

(19)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

These amounts have been presented in the Company’s financial statements as follows:

	2008	2007
Noncurrent Deferred Income Tax Asset	$1,101,670	$558,370
Valuation Allowance	(1,101,670)	-
	$-	$558,370

As of December 31, 2008, the Company has federal net operating loss carryforwards for income tax purposes of approximately $2,627,000 which will begin to expire in 2025. The Company also has Arizona and California net operating loss carryforwards for income tax purposes of approximately $2,012,000 and $614,000 which will begin to expire in 2010. These carryforwards have been utilized in the determination of the deferred income taxes for financial statement purposes. The following table accounts for federal net operating loss carryforwards only.

Year Ending	Net Operating	Year of
December 31,	Loss:	Expiration:

2008	$1,308,000	2028
2007	429,000	2027
2006	476,000	2026
2005	414,000	2025
	$2,627,000

The tax provision differs from the expense that would result from applying Federal statutory rates to income before income taxes due to the effect of state income taxes and because certain expenses are deducted for financial reporting that are not deductible for tax purposes.

	2008	2007
Tax Benefit of 34%	$(524,425)	$(158,096)
Increase (Decrease) in Income Taxes Resulting from:
State Income Tax Benefit, Net of Federal Tax	(94,658)	(37,404)
Nondeductible Expenses	75,783	12,830
Valuation Allowance	1,101,670	-
Total	$558,370	$(182,670)

NOTE 12	RELATED PARTY TRANSACTIONS

During 2007, the Company’s majority shareholder relinquished 1,423,002 shares of common stock to the Company. The shareholder received no consideration for the shares.

The Company has provided surveillance services since 2005 to entities owned by Ross Farnsworth, either through a family partnership or through ahis majority owned LLC, and subsequently Ross Farnsworth became a shareholder of The Company in 2006.  Mr. Farnsworth’s holdings are less than 5% of the Company but the revenue for years ending 2008 and 2007 was $40,466 and $ 35,672, respectively, and there was a trade accounts receivable balance of $3,021 and $2,105 at December 31, 2008 and 2007.

(20)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 13	EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation of the numerators and denominators reflected in the basic and diluted earnings per share computations, as required by SFAS No. 128, “Earnings Per Share“(“EPS”).

Basic EPS is computed by dividing reported earnings available to stockholders by the weighted average shares outstanding. Diluted EPS also includes the effect of dilutive potential common shares.  The Company had net losses for the years ended December 31, 2008 and 2007 and the effect of including dilutive securities in the earnings per common share would have been anti-dilutive.  Accordingly, all options to purchase common shares were excluded from the calculation of diluted earnings per share for the years ended December 31, 2008 and 2007.

	2008	2007
Basic EPS
Net Loss	$(2,100,797)	$(282,319)
Weighted Average Shares	7,004,583	6,589,121
Basic Loss Per Share	$(0.30)	$(0.04)

Diluted EPS
Net Loss	$(2,100,797)	$(282,319)
Basic Weighted Average Shares	7,004,583	6,589,121
Dilutive Effect of Stock Options	-	-
Diluted Weighted Average Shares	7,004,583	6,589,121
Diluted Loss Per Share	$(0.30)	$(0.04)

NOTE 14	SUBSEQUENT EVENTS

The Company issued 50,000 shares of common stock for $1 per share in February 2009.

On January 8, 2009, Charmed Homes Inc. (“Charmed") entered into a merger agreement (the "Merger Agreement") with IntelaSight, Inc., a Washington corporation dba Iveda Solutions ("Iveda"), Charmed Homes Subsidiary, Inc., a Nevada corporation and a wholly owned subsidiary of Charmed ("Merger Sub"), and certain Charmed shareholders.

(21)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Under the Merger Agreement, Charmed and Iveda have agreed, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, to engage in a merger whereby the Merger Sub will merge with and into Iveda, and as a result Iveda will become a wholly-owned subsidiary of Charmed. As part of the merger, Iveda's stock and derivative securities will be exchanged for stock and derivative securities of Charmed at a ratio of one share of Charmed's common stock for each one share held in Iveda immediately prior to the merger closing. As part of the merger, Charmed will change its name to "Iveda Corporation."

Under the Merger Agreement, the Company has committed to pay an additional $150,000 to certain shareholders of Charmed Homes in addition to the $50,000 in escrow at    December 31, 2008.

(22)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
FINANCIAL STATEMENTS
(UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
TABLE OF CONTENTS

FINANCIAL STATEMENTS

BALANCE SHEETS	1

STATEMENTS OF OPERATIONS	3

STATEMENTS OF CASH FLOWS	4

NOTES TO FINANCIAL STATEMENTS	5

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
BALANCE SHEETS

	(Unaudited) June 30,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$1,740	$335,189
Accounts Receivable	44,870	26,971
Prepaid Expenses	7,830	11,532
Inventory	9,164	13,530
Total Current Assets	63,604	387,222

PROPERTY AND EQUIPMENT
Office Equipment	89,227	87,050
Furniture and Fixtures	27,416	22,712
Software	36,800	36,634
Leased Equipment	226,496	213,460
Leasehold Improvements	37,007	34,495
Total Property and Equipment	416,946	394,351
Less: Accumulated Depreciation	138,386	99,099
Property and Equipment, Net	278,560	295,252

OTHER ASSETS
Escrow Deposits	10,000	50,000
Deposits	16,523	16,523

Total Assets	$368,687	$748,997

See accompanying Notes to Financial Statements.

(1)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
BALANCE SHEETS

	(Unaudited) June 30,	December 31,
	2009	2008
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current Portion of Capital Lease Obligations	$75,773	$65,916
Notes Payable	152,000	-
Accounts Payable	155,564	48,465
Deferred Revenue	-	21,964
Accrued Expenses	124,529	70,285
Total Current Liabilities	507,866	206,630

LONG-TERM LIABILITIES
Capital Lease Obligations, Net of Current Portion	90,875	117,162
Total Liabilities	598,741	323,792

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value; 40,000,000 shares authorized; 9,014,304 and 8,774,304 shares issued and outstanding, as of June 30, 2009 and December 31, 2008, respectively	9,014	8,774

Preferred Stock, $0.001 par value; 10,000,000 shares authorized	-	-
Additional Paid-In Capital	3,644,011	3,385,251
Subscription Receivable	(45,000)
Accumulated Deficit	(3,838,079)	(2,968,820)
Total Stockholders' Equity (Deficit)	(230,054)	425,205

Total Liabilities and Stockholders' Equity	$368,687	$748,997

See accompanying Notes to Financial Statements.

(2)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
STATEMENTS OF OPERATIONS
(UNAUDITED)

	3 Months Ending	3 Months Ending	6 Months Ending	6 Months Ending
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

REVENUE	$108,580	$151,922	$332,404	$328,979

COST OF REVENUE	97,758	117,573	262,990	177,247

GROSS PROFIT	10,822	34,349	69,414	151,732

OPERATING EXPENSES	345,950	492,216	924,916	707,653

LOSS FROM OPERATIONS	(345,128)	(457,867)	(855,502)	(555,921)

OTHER INCOME (EXPENSE)
Interest Income	-	-	1,184	-
Interest Expense	(7,010)	(9,091)	(14,941)	(16,524)
Total Other Income (Expense)	(7,010)	(9,091)	(13,757)	(16,524)

LOSS BEFORE INCOME TAXES	(352,138)	(466,958)	(869,259)	(572,445)

BENEFIT (PROVISION) FOR INCOME TAXES	-	105,000	-	145,000

NET LOSS	$(352,138)	$(361,958)	$(869,259)	$(427,445)

BASIC AND DILUTED LOSS PER SHARE	$(0.04)	$(0.07)	$(0.10)	$(0.08)

See accompanying Notes to Financial Statements.

(3)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	6 Months Ending	6 Months Ending
	June 30, 2009	June 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(869,259)	$(427,445)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities
Depreciation	39,286	16,786
Stock Compensation	20,000	179,000
Deferred Tax Benefit		(145,000)
(Increase) Decrease in Operating Assets:
Accounts Receivable	(17,899)	(34,985)
Prepaid Expense	3,702	-
Inventory	4,366	-
Deposits	-	(13,620)
Increase (Decrease) in Operating Liabilities:		-
Accounts Payable	107,099	(16,814)
Accrued Expenses	54,244	72,320
Deferred Revenue	(21,964)	-
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	-	(12,805)
Net Cash Used by Operating Activities	(680,425)	(382,563)

CASH FLOWS FROM INVESTING ACTIVITIES
Escrow Deposit reduction	40,000	-
Purchase of Property and Equipment	(9,558)	(11,105)
Net Cash Used by Investing Activities	30,442	(11,105)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Short-Term Borrowings	152,000	275,916
Payments on Capital Lease Obligations	(29,466)	(7,058)
Common Stock Issued, net of Costs of Capital	194,000	336,670
Net Cash Provided by Financing Activities	316,534	605,528

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(333,449)	222,965

Cash and Cash Equivalents - Beginning of Year	335,189	41,344

CASH AND CASH EQUIVALENTS - END OF PERIOD	$1,740	$264,309

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Common Stock Subscription Receivable	$45,000	$-
Interest Paid	$14,941	$4,024
Property and Equipment Purchased via Capital Lease	$13,036	$79,815

(4)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
IntelaSight, Inc. dba Iveda Solutions (“Iveda” or “the Company”) began operations January 24, 2005. The Company installs video surveillance equipment, primarily for security purposes, and provides video hosting, archiving and real-time remote surveillance services to a variety of businesses and organizations throughout the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated accumulated losses of ($(3,838,079)) through June 30, 2009.  These conditions raise substantial doubt about the company’s ability to continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

A multi-step plan was adopted by management to enable the company to continue to operate and begin to report operating profits. The highlights of that plan are:

•	A private placement memorandum was prepared to raise an additional $2,500,000 of equity. As of June 30, 2009, $1,031,000 was still to be raised.
•	Establish distributor networks with existing companies to create a reseller network to increase the scope of the Company’s marketing activities with low cost to the Company.

On January 8, 2009, Charmed Homes Inc. (“Charmed") entered into a merger agreement (the "Merger Agreement") with the Company, Charmed Homes Subsidiary, Inc., a Nevada corporation and a wholly owned subsidiary of Charmed ("Merger Sub"), and certain Charmed shareholders.

Under the Merger Agreement, Charmed and Iveda have agreed, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, to engage in a merger whereby the Merger Sub will merge with and into Iveda, and as a result Iveda will become a wholly-owned subsidiary of Charmed. As part of the merger, Iveda's stock and derivative securities will be exchanged for stock and derivative securities of Charmed at a ratio of one share of Charmed's common stock for each one share held in Iveda immediately prior to the merger closing. As part of the merger, Charmed will change its name to "Iveda Corporation."

Under the Merger Agreement, the Company has committed to pay an additional $190,000 to certain shareholders of Charmed Homes in addition to the $10,000 in escrow at   June 30, 2009.

Basis of Presentation and Accounting
The unaudited interim financial statements of the Company included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim reporting including the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. These statements do not include all disclosures required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) for annual audited financial statements and should be read in conjunction with the Company’s audited financial statements and related notes for the year ended December 31, 2008,

(5)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, including normal recurring accruals, necessary to present fairly the financial position of the Company at June 30, 2009, the results of operations for the three and six months ended June 30, 2009 and 2008, and the cash flows for the six months ended June 30, 2009 and 2008. The results of operations for the three and six months ended June 30, 2009, are not necessarily indicative of the expected results of operations for the full year or any future period. The balance sheet as of December 31, 2008, is derived from the Company’s audited financial statements.

Cash and Cash Equivalents
The company classifies cash equivalents with an original maturity of three months or less as cash.

Inventory
Inventory consists of equipment purchased for installation projects and is recorded at the lower of cost or market.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue and Expense Recognition
Revenues from monitoring services are recognized when the services are provided. Expenses are recognized as incurred.

Revenues from fixed-price equipment installation contracts are recognized on the percentage-of-completion method. The percentage completed is measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used will change.

Contract costs include all direct material, subcontractors, labor costs, and equipment costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenues when their realization is reasonably assured. Claims are included in revenues when realization is probable and the amount can be reliably estimated.

(6)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

Income Taxes
Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from depreciation, deferred rent expense, and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that represents the Company's best estimate of such deferred tax assets that, more likely than not, will be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities. During 2008, the Company reevaluated the valuation allowance for deferred tax assets and determined that no current benefits should be recognized for the year ended December 31, 2008, and that benefits recorded in prior years would not be recognized.  We reported no income tax expense during the three and six month period ended June 30, 2009 due to our operating losses and valuation allowances to fully reserve the deferred tax assets.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. The company’s 2005, 2006 and 2007 income tax returns are open to audit by the Internal Revenue Service. There are no uncertain tax positions that have been identified for those years, and accordingly, no liability has been recorded.

Stock-Based Compensation
On January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”)  123R, Share-Based Payment, which requires the recognition of an expense related to the fair value of stock-based compensation awards. The Company elected the modified prospective transition method as permitted by SFAS 123R. Under this transition method, stock-based compensation expense for the years ended December 31, 2008 and 2007 includes compensation expense for stock-based compensation granted on or after the date SFAS 123R was adopted based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. The fair value of stock-based compensation awards granted prior to, but not yet vested as of December 31, 2008 and 2007, were estimated using the “minimum value method” as prescribed by original provisions of SFAS 123, Accounting for Stock-Based Compensation, therefore, no compensation expense is recognized for these awards in accordance with SFAS 123R.  The Company has recognized $20,000 and $179,000 of stock compensation for the six months ended June 30, 2009 and 2008, respectively.

(7)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

Fair Value of Financial Instruments
On January 1, 2008, the Company adopted SFAS 157, Fair Value Measurements. As permitted, adoption of SFAS 157 has been delayed for certain nonfinancial assets and nonfinancial liabilities to January 1, 2009. SFAS 157 applies to reported balances that are required or permitted to be measured at fair value under an existing accounting pronouncement. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability and establishes a fair value hierarchy. The fair value hierarchy consists of three levels of inputs that may be used to measure fair value as follows:

Level 1 – Inputs that utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 – Inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Fair values for these instruments are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.

Level 3 – Inputs that are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions, and other factors such as credit loss assumptions.. The Company does not have any securities that are valued under SFAS 157.

The Company also adopted SFAS 159, The Fair Value Option for Financial Assets and Liabilities on January 1, 2008. SFAS 159 allows entities the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on an instrument-by-instrument basis. The Company has not elected to measure any existing financial instruments at fair value at January 1, 2008, as permitted under SFAS 159. However, the Company may elect to measure newly acquired financial instruments at fair value in the future.

Impairment of Long-Lived Assets
We have a significant amount of property and equipment primarily consisting of leased equipment. The leased equipment is office computer equipment for surveillance and monitoring as well as hosting servers located in the Company’s leased data center.  None of the leased equipment is located at client locations.  All leased equipment is used to generate surveillance and monitoring revenues and not related to sales and installation revenue. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, we review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable.  Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds their fair value. For the year ended December 31, 2008 and then again on June 30, 2009, Iveda determined that even though it continued to have negative financial results this was not a change in circumstances that would cause it to perform an impairment test on these long lived assets. These assets were purchased at wholesale rates in 2008 and maintain substantial value after purchase.  We assess our assets on a quarterly basis to determine if they are subject to impairment and consider various factors which have changed during a given quarter.

(8)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

New Accounting Standards
In May 2009, the FASB issued SFAS 165 “Subsequent Events”. SFAS 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements. The statement also sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.  Furthermore, this statement identifies the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It is effective for interim or annual financial periods ending after June 15, 2009.   We adopted this statement as of the June 30, 2009 reporting period.

In April 2009, the FASB issued three related FASB Staff Positions (“FSP”): (i) FSP FAS 115-2 and FAS 124-2, “Recognition of Presentation of Other-Than-Temporary Impairments” (“FSP FAS 115-2 and FAS 124-2”), (ii) FSP FAS 107-1 and Accounting Principles Board Opinion (“APB”) 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS 107-1 and APB 28-1”), and (iii) FSP FAS 157-4, “Determining the Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4), which are effective for interim and annual reporting periods ending after June 15, 2009. FSP FAS 115-2 and FAS 124-2 amend the other-than-temporary impairment guidance in U.S. GAAP for debt securities to modify the requirement for recognizing other-than-temporary impairments, change the existing impairment model, and modify the presentation and frequency of related disclosures. FSP FAS 107-1 and APB 28-1 require disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. FSP FAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157, “Fair Value Measurements” (“SFAS 157”). We adopted these Staff Positions, but they did not have a material impact on our consolidated financial position, results of operations or cash flows.

(9)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

In December 2007, the FASB issued SFAS 141(revised 2007), “Business Combinations,” to increase the relevance, representational faithfulness, and comparability of the information a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R replaces SFAS 141, “Business Combinations” but, retains the fundamental requirements of SFAS 141 that the acquisition method of accounting be used and an acquirer be identified for all business combinations. SFAS 141R expands the definition of a business and of a business combination and establishes how the acquirer is to: (1) recognize and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (2) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase; and (3) determine what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is applicable to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and is to be applied prospectively. Early adoption is prohibited. The adoption of SFAS 141R did not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51,” to improve the relevance, comparability, and transparency of the financial information a reporting entity provides in its consolidated financial statements.

SFAS 160 amends ARB 51 to establish accounting and reporting standards for noncontrolling interests in subsidiaries and to make certain consolidation procedures consistent with the requirements of SFAS 141R. It defines a noncontrolling interest in a subsidiary as an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 changes the way the consolidated income statement is presented by requiring consolidated net income to include amounts attributable to the parent and the noncontrolling interest. SFAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary which do not result in deconsolidation. SFAS 160 also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. SFAS 160 shall be applied prospectively, with the exception of the presentation and disclosure requirements which shall be applied retrospectively for all periods presented. The adoption of SFAS 160 did not have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of SFAS 162 did not have a material effect on the Company’s financial statements.

(10)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of SFAS 161 did not have a material effect on the Company’s financial statements.

NOTE 2: ESCROW DEPOSITS

The Company made an escrow deposit of $50,000 for the purchase of the majority of outstanding stock of Charmed Homes, Inc., pursuant to a reverse merger agreement signed in January 2009.  During June 2009 $40,000 of that escrow deposit was returned so the Company could pay professional fees required related to the merger.

NOTE 3: ACCRUED EXPENSES

Accrued expenses of $124,529 as of June 30, 2009, consists of $34,454 of deferred rent, $80,949 of accrued payroll and associated costs, and $9,126 of other liabilities.

Accrued expenses of $70,285 as of December 31, 2008, consists of $40,567 of deferred rent, $23,905 of accrued payroll and associated costs, and $5,813 of other liabilities.

NOTE 4: NOTES PAYABLE

In the fourth quarter of 2007, the Company borrowed $100,000 for use in operations. The principal and interest (charged at 10%) was payable in a single payment in December 2008. During the first quarter 2008, the Company borrowed $150,000 for use in operations. The principal and interest (charged at 10%) was payable in a single payment in December 2008.  The note holders of the $100,000 and $150,000 exercised their right to convert unpaid principal and interest to common stock in December 2008 at $0.50 per share

In June 2008, the Company borrowed $300,000 for use in operations at 12% interest payable in December 2008.  The note holders exercised their right to convert the unpaid principal and interest to common stock in 2008 at $1.00 per share.

In 2008 all outstanding debt and accrued interest was converted to 848,214 shares of common stock.

In 2009, the Company borrowed $152,000 for use in operations at no interest, payable at December 31, 2009 and unsecured.   These notes were with various related party shareholders.

(11)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5: SERIES A AND A-1, CONVERTIBLE PREFERRED STOCK

In 2007, the Company completed an offering of 853,275 shares of $.001 par value, Series A and A-1 Preferred Stock at $0.94 and $4.028 per share, respectively. The Company’s Series A Preferred stockholders, at any time, have the right to convert their stock into common stock shares on a 1:1 basis, adjusted for specific items defined in the Purchase Agreement. The Preferred Stock has liquidation preferences over the other outstanding securities of the Company.

All outstanding Series A and A-1 Preferred Stock was converted to common stock during 2008. The total common shares issued with respect to the conversion were 1,307,347.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company has provided surveillance services since 2005 to entities owned by Ross Farnsworth, either through a family partnership or through his majority owned LLC, and subsequently Ross Farnsworth became a shareholder of The Company in 2006.  Mr. Farnsworth’s holdings are less than 5% of the Company but the revenue for the six months ended June 30, 2009 and the year ending 2008 was $22,072 and $40,466, respectively, and there was a trade accounts receivable balance of $7,615 and $3,021 at June 30, 2009 and December 31, 2008, respectively.

The Company has borrowed $152,000 through June 30, 2009 from various shareholders at no interest and a maturity date of December 31, 2009.

NOTE 7: EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation of the numerators and denominators reflected in the basic and diluted earnings per share computations, as required by SFAS 128, “Earnings Per Share“(“EPS”).

Basic EPS is computed by dividing reported earnings available to stockholders by the weighted average shares outstanding. Diluted EPS also includes the effect of dilutive potential common shares.  The Company had net losses for the three and six months ended June 30, 2009 and 2008 and the effect of including dilutive securities in the earnings per common share would have been anti-dilutive.  Accordingly, all options to purchase common shares were excluded from the calculation of diluted earnings per share for the three and six months ended June 30, 2009 and 2008.

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008
Basic and Diluted EPS
Net Loss	$(352,138)	$(361,958)	$(869,259)	$(427,445)
Weighted Average Shares	8,936,804	5,090,006	8,882,637	5,056,585
Basic Loss Per Share	$(0.04)	$(0.07)	$(0.10)	$(0.08)

(12)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 8: COMMON STOCK

The Company issued 85,000 shares of common stock for $1 per share in the quarter ended March 31, 2009 and 155,000 for the quarter ended June 30, 2009 under a private placement memorandum with $45,000 subscription receivable at June 30, 2009 and $1,000 cost of financing for the six month period ending June 30, 2009.

NOTE 9: SUBSEQUENT EVENTS

The Company issued 12,500 shares of common stock for $1 per share in July 2009 under a private placement memorandum.  The Company has received proceeds from additional related party loans of $4,000 subsequent to June 30, 2009 at similar terms to those outstanding at June 30, 2009.  The Company has raised an additional $289,900 from the sales of short-term debentures with a default conversion to common stock at $1 per share if not repaid by October 15, 2009.  Also, $14,000 of the $152,000 Notes Payable as of June 30, 2009 was converted to short-term debentures. Subsequent events have been evaluated through October 9, 2009.

(13)

Unaudited Pro Forma Condensed Balance Sheets	IntelaSight, Inc.	Iveda Corporation (fka Charmed Homes Inc.)
	June 30,	July 31,	Pro Forma		Pro Forma
	2009	2009	Adjustments	Notes	Combined
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$1,740	$64,233		(a)	$65,973
Accounts Receivable	$44,870				44,870
Prepaid Expenses	$7,830				7,830
Inventory	$9,164				9,164
Total Current Assets	63,604	64,233	-		127,837

PROPERTY AND EQUIPMENT
Office Equipment	89,227				89,227
Furniture and Fixtures	27,416				27,416
Software	36,800				36,800
Leased Equipment	226,496				226,496
Leasehold Improvements	37,007				37,007
Total Property and Equipment	416,946				416,946
Less: Accumulated Depreciation	138,386				138,386
Property and Equipment, Net	278,560				278,560

OTHER ASSETS
Deferred Income Taxes	-
Escrow Deposits	10,000		(10,000)	(b)	-
Deposits	16,523				16,523

Total Assets	$368,687	$64,233	$(10,000)		422,920

					-
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current Portion of Capital Lease Obligations	$75,773				75,773
Notes Payable	$152,000				152,000
Accounts Payable	$155,564	2,171		(a)	157,735
Deferred Revenue	-				-
Billings in Excess of Costs and Estimated Earnings on					-
Uncompleted Contracts	-				-
Accrued Expenses	124,529		190,000	(c)	314,529
Total Current Liabilities	507,866	2,171	190,000		700,037

LONG-TERM LIABILITIES
Capital Lease Obligations, Net of Current Portion	90,875				90,875
Total Liabilities	598,741	2,171	190,000		790,912

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value; 40,000,000 shares	9,014		845	(f)	9,859
		67	(67)	(e)	-
issued and outstanding, as of December 31, 2008 and

Preferred Stock, $0.001 par value; 10,000,000 shares	-

Additional Paid-In Capital	3,644,011	173,933	(173,933)	(e)	3,644,011
			(845)	(f)
Common Stock Subscription Receivable	(45,000)				(45,000)
Donated Capital		18,500	(18,500)	(e)	-
Accumulated Deficit	(3,838,079)	(130,438)	(69,562)	(d)	(4,038,079)
Total Stockholders' Equity	(230,054)	62,062	(262,062)		(430,054)

Total Liabilities and Stockholders' Equity	$368,687	$64,233	$(72,062)		360,858

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Unaudited Pro Forma Condensed Statement of Operations	IntelaSight, Inc.	Iveda Corporation (fka Charmed Homes Inc.)			Pro Forma
	6 Months ended June 30,	6 Months ended July 31,	Pro Forma Adjustments		Combined July 31,
	2009	2009			2009

REVENUE	$332,404	-			332,404

COST OF REVENUE	262,990	-			262,990

GROSS PROFIT	69,414	-			69,414

OPERATING EXPENSES	924,916	24,482	200,000	(g)	1,149,398

LOSS FROM OPERATIONS	(855,502)	(24,482)			(879,984)

OTHER INCOME (EXPENSE)
Interest Income	1,184				1,184
Interest Expense	(14,941)				(14,941)
Total Other Income (Expense)	(13,757)				(13,757)

LOSS BEFORE INCOME TAXES	(869,259)				(869,259)

BENEFIT (PROVISION) FOR INCOME TAXES	-				-

NET LOSS	$(869,259)	(24,482)	(200,000)		$(1,093,741)

BASIC LOSS PER SHARE	$(0.10)	$-			$(0.12)

DILUTED LOSS PER SHARE	$(0.10)	$-			$(0.12)

Weighted Average Shares Outstanding	8,882,637	6,690,000			8,882,637

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1—Pro Forma Adjustments

(a) To eliminate all assets and liabilities of Charmed per merger agreement - This Elimination was WAIVED at closing hence $0

(b) To recognize the escrow deposit to certain Charmed shareholders as a transaction cost

(c) To record the $190,000 commitment at closing to certain Charmed shareholders

(d) Eliminate $130,438 of Accumulated deficit and reflect $200,000 of transaction costs to certain Charmed shareholders

(e) Adjustment to eliminate Charmed Common Shares, Additional Paid-in Capital and Donated Capital

(f) Adjust Common Stock to reflect the par value of 845,000 shares that remain with Charmed shareholders after merger

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